Exhibit 10.1

AGREEMENT

     AGREEMENT (this “Agreement”) made this 19th day of April, 2005 among Westin Hotels Limited Partnership, a Delaware limited partnership (“WHLP”), Westin Chicago Limited Partnership, a Delaware limited partnership (“WCLP”), St. Francis Limited Partnership, a Delaware limited partnership (“St. Francis LP” and, together with WHLP and WCLP, the “Partnerships”), Westin Realty Corp., a Delaware corporation and the general partner of WHLP (“Westin Realty”), 909 North Michigan Avenue Corporation, a Delaware corporation and the general partner of WCLP (“909 Corporation”), St. Francis Hotel Corporation, a Delaware corporation and the general partner of St. Francis LP (“St. Francis Corporation” and, together with Westin Realty and 909 Corporation, the “General Partners”), and Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation and the parent of Westin Realty, 909 Corporation and St. Francis Corporation (“Starwood”).

     WHEREAS, the Amended and Restated Agreement of Limited Partnership of Westin Hotels Limited Partnership, dated February 18, 1987 (the “WHLP Partnership Agreement”), the Amended and Restated Agreement of Limited Partnership of the Westin Chicago Limited Partnership, dated February 18, 1987 (the “WCLP Partnership Agreement”) and the Amended and Restated Agreement of Limited Partnership of the Westin St. Francis Limited Partnership, dated February 18, 1987 (the “St. Francis Partnership Agreement” and, together with the WHLP Partnership Agreement and the WCLP Partnership Agreement, the “Partnership Agreements”) require that each of the Partnerships, to the fullest extent permitted by law, indemnify and hold harmless any Person (as defined below) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any action by or in the right of such partnership), by reason of any act or omission or alleged act or omission arising out of such Person’s activities as a general partner of such partnership or as an officer, director, shareholder or Affiliate (as defined below) of the general partner of such partnership if such activities were performed in good faith either on behalf of such partnership or in furtherance of the interests of such partnership, and in a manner reasonably believed by such Person to be within the scope of the authority conferred by the applicable Partnership Agreement or by law or by the consent of the limited partners in accordance with the provisions of the applicable Partnership Agreement, against losses, damages or expenses for which such Person has not otherwise been reimbursed (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such Person in connection with such action, suit or proceeding so long as such person was not guilty of negligence, misconduct or any other breach of fiduciary duty with respect to such acts or omissions, provided that satisfaction of any indemnification and any holding harmless will be from and limited to partnership assets and no limited partner shall have any personal liability on account thereof, and provided that such an indemnification of an Affiliate will be limited to losses, damages or expenses to which the Affiliate is subject because it has performed a fiduciary obligation of the general partner on behalf of the general partner.

     WHEREAS, WHLP and Westin Realty currently are involved in an arbitration proceeding with Kalmia Investors LLC (“Kalmia”), a limited partner of WHLP;

     WHEREAS, in the arbitration Kalmia has asserted certain counterclaims against WHLP and Westin Realty and third-party claims against Starwood, 909 Corporation, WCLP, St. Francis Corporation and St. Francis LP;

     WHEREAS, the General Partners believe the advancement of expenses in accordance with this Agreement is fair to the Partnerships and are not aware of any special circumstances indicating the such advancement would be unfair to the Partnerships; and

     WHEREAS, the General Partners believe the advancement of expenses in accordance with this Agreement is in the best interest of the Partnerships;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Definitions. The following terms, as used herein, shall have the following respective meanings:

     (a) An Affiliate: of a specified Person means (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of the specified Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by the specified Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with the specified Person; (iv) any officer, director or partner of the specified Person; and (v) any Person of which the specified Person is an officer, director or partner.

     (b) Claim: means the pending arbitration proceeding among Kalmia, WHLP, Westin Realty, Starwood, 909 Corporation, WCLP, St. Francis Corporation and St. Francis LP as well as any other action, suit or proceeding which may be brought by Kalmia or its Affiliates related to any of the Partnerships.

     (c) Expenses: means any reasonable expenses incurred by any Indemnitee as a result of a Claim or Claims made against any Indemnitee for Indemnifiable Events, including, without limitation, attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim.

     (d) Fines: means any fine or penalty.

     (e) Indemnifiable Event: means any event or occurrence, occurring prior to or after the date of this Agreement, for which any of the Partnerships is required to indemnify any of the Indemnitees under any of the Partnership Agreements or applicable law.

     (f) Indemnitees: means the General Partners, Starwood and any other Persons entitled to indemnification under any of the Partnership Agreements.

     (g) Losses: means any amounts or sums which Indemnitee is legally obligated to pay as a result of a Claim or Claims made against Indemnitee for Indemnifiable Events including, without limitation, damages, judgments and sums or amounts paid in settlement of a Claim or Claims, and Fines.

     (h) Person: means any individual, corporation, partnership, trust or other entity.

     2. Advancement.

     (a) The Partnerships shall be obligated to pay the Expenses of any Claim in advance of the final disposition thereof.

     (b) All payments on account of the Partnerships’ indemnification obligations under this Agreement shall be made promptly after Indemnitees’ written request therefore, but in no event later than 10 days after such written request.

     3. Reimbursement. Each Indemnitee hereby expressly undertakes and agrees to reimburse the Partnerships for all Losses and Expenses paid by the Partnerships in connection with any Claim against such Indemnitee in the event and only to the extent that a determination shall have been made by a court or arbitration panel in a final decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified by the Partnerships for such Losses and Expenses pursuant to the terms of the Partnership Agreements or applicable law.

     4. Non-exclusivity, Etc. The rights of any Indemnitee hereunder shall be in addition to any other rights such Indemnitee may have under any of the Partnership Agreements or applicable law.

     5. Severability. In the event that any provision of this Agreement is determined by a court or arbitration panel to require any Partnership to do or to fail to do an act which is in violation of applicable law, such provision (including any provision within a single section, paragraph or sentence) shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms to the fullest extent permitted by law.

     6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

     7. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

     8. Amendment; Waiver. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in a writing signed by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

WESTIN HOTELS LIMITED PARTNERSHIP
By:	Westin Realty Corp., its General Partner

By:	/s/ Alan M. Schnaid
	Name:	Alan M. Schnaid
	Title:	Vice President

WESTIN CHICAGO LIMITED PARTNERSHIP
By:	909 North Michigan Avenue Corporation, its General Partner

By:	/s/ Alan M. Schnaid
	Name:	Alan M. Schnaid
	Title:	Vice President

ST. FRANCIS LIMITED PARTNERSHIP
By:	St. Francis Hotel Corporation., its General Partner

By:	/s/ Alan M. Schnaid
	Name:	Alan M. Schnaid
	Title:	Vice President

WESTIN REALTY CORP.
By:	/s/ Alan M. Schnaid
	Name:	Alan M. Schnaid
	Title:	Vice President

909 NORTH MICHIGAN AVENUE CORPORATION
By:	/s/ Alan M. Schnaid
	Name:	Alan M. Schnaid
	Title:	Vice President

ST. FRANCIS HOTEL CORPORATION
By:	/s/ Alan M. Schnaid
	Name:	Alan M. Schnaid
	Title:	Vice President

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
By:	/s/ Alan M. Schnaid
	Name:	Alan M. Schnaid
	Title:	Senior Vice President

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